As filed with the Securities and Exchange Commission on May 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLTOWER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	34-1096634
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of Principal Executive Offices)	(Zip Code)

WELLTOWER INC. EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Thomas J. DeRosa

Chief Executive Officer

Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615

(419) 247-2800

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Zachary P. Madden, Esq.

Shumaker, Loop & Kendrick, LLP

North Courthouse Square

1000 Jackson Street

Toledo, Ohio 43604

(419) 241-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock, par value $1.00 per share	1,000,000	$55.07	$55,070,000	$6,856.22

(1)	Welltower Inc., a Delaware corporation (the “Company”), is filing this Registration Statement to register 1,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), for issuance under the Welltower Inc. Employee Stock Purchase Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the Plan relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales price per share of Common Stock as reported on the New York Stock Exchange on May 15, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 28, 2018, including information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on March 23, 2018;

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 4, 2018;

3.	The Company’s Current Reports on Form 8-K, filed with the Commission on March 5, 2018, March 20, 2018, April 10, 2018, April 26, 2018 (except that the information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and the exhibits relating to such information are not incorporated into this prospectus), and May 4, 2018; and

4.	The description of the Common Stock as set forth in the registration statement on Form 8-A filed by the Company with the Commission on June 17, 1985, including any subsequent amendment or report filed for the purpose of updating such description.

All other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of each such document (except that information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act is not incorporated by reference into this Registration Statement) (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed Incorporated Document modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 7 of the Company’s Second Restated Certificate of Incorporation, as amended, provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (4) for any transaction from which the director derived any improper personal benefit. Section 7 also provides that if the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the extent permitted by the DGCL, as so amended. The Second Restated Certificate of Incorporation also states that any repeal or modification of the foregoing paragraph by the Company’s stockholders will not adversely affect any right or protection of the Company’s directors existing at the time of such repeal or modification.

The Company’s Fifth Amended and Restated By-Laws provide that the Company will indemnify, to the extent permitted by the DGCL, any current or past director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the Company’s request as a director, officer, employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such threatened, pending or completed action, suit or proceeding. The Company’s Fifth Amended and Restated By-Laws further obligate the Company to pay all expenses incurred by a current or past director or officer in defending or investigating a threatened or pending action, suit or proceeding of the nature referenced above in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company as provided above. Under these provisions, however, the Company is not obligated to indemnify any person in connection with a proceeding initiated by such person unless such proceeding is in connection with a claim by such person to enforce rights as stated above or was authorized or consented to by the Company’s Board of Directors.

The Company has entered into indemnification agreements with its directors, executive officers and officers to assure them that they will be indemnified to the extent permitted by the Second Restated Certificate of Incorporation, Fifth Amended and Restated By-Laws and Delaware law. The indemnification agreements cover, subject to certain exceptions and limitations, any and all expenses, judgments, fines, penalties, and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, and obligate the director, executive officer or officer to reimburse the Company for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director, executive officer or officer is not entitled to indemnification.

Delaware law requires indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in, or not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), Delaware law permits indemnification for expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement. In the case of a claim by, or in the right of, the corporation (including stockholder derivative suits), indemnification under the DGCL is limited to expenses (including attorneys’ fees) and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, such indemnification is nonetheless proper. Delaware law also permits the advancement of expenses to directors and officers of the corporation upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified by the corporation.

The Company maintains indemnification insurance that provides for reimbursement of indemnification payments properly and lawfully made to the Company’s directors and officers and coverage, subject to certain exceptions and limitations, for directors and officers in situations where the Company cannot or do not indemnify them.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Set forth below are the exhibits included as part of this Registration Statement.

4.1	Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 10-K filed March 20, 2000 (File No. 001-08923), and incorporated herein by reference thereto).

4.2	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 10-K filed March 20, 2000 (File No. 001-08923), and incorporated herein by reference thereto).

4.3	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed June 13, 2003 (File No. 001-08923), and incorporated herein by reference thereto).

4.4	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.9 to the Company’s Form 10-Q filed August 9, 2007 (File No. 001-08923), and incorporated herein by reference thereto).

4.5	Certificate of Change of Location of Registered Office and of Registered Agent of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 10-Q filed August 6, 2010 (File No. 001-08923), and incorporated herein by reference thereto).

4.6	Certificate of Designation of 6.50% Series I Cumulative Convertible Perpetual Preferred Stock of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed March 7, 2011 (File No. 001-08923), and incorporated herein by reference thereto).

4.7	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed May 10, 2011 (File No. 001-08923), and incorporated herein by reference thereto).

4.8	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed May 6, 2014 (File No. 001-08923), and incorporated herein by reference thereto).

4.9	Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Form 8-K filed September 30, 2015 (File No. 001-08923), and incorporated herein by reference thereto).

4.10	Fifth Amended and Restated By-Laws of the Company (filed with the Commission as Exhibit 3.2 to the Company’s Form 10-Q filed October 30, 2015 (File No. 001-08923), and incorporated herein by reference thereto).

4.11*	Welltower Inc. Employee Stock Purchase Plan.

5*	Opinion of Shumaker, Loop & Kendrick, LLP with respect to the validity of issuance of securities.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.

24*	Powers of Attorney.

*	Filed herewith.

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 17th day of May, 2018.

WELLTOWER INC.

By:	/s/ Thomas J. DeRosa
Thomas J. DeRosa
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey H. Donahue*	Chairman of the Board	May 17, 2018
Jeffrey H. Donahue

/s/ Kenneth J. Bacon*	Director	May 17, 2018
Kenneth J. Bacon

/s/ Geoffrey G. Meyers*	Director	May 17, 2018
Geoffrey G. Meyers

/s/ Timothy J. Naughton*	Director	May 17, 2018
Timothy J. Naughton

/s/ Sharon M. Oster*	Director	May 17, 2018
Sharon M. Oster

/s/ Judith C. Pelham*	Director	May 17, 2018
Judith C. Pelham

/s/ Sergio D. Rivera*	Director	May 17, 2018
Sergio D. Rivera

/s/ R. Scott Trumbull*	Director	May 17, 2018
R. Scott Trumbull

/s/ Gary Whitelaw*	Director	May 17, 2018
Gary Whitelaw

/s/ Thomas J. DeRosa	Chief Executive Officer and Director	May 17, 2018
Thomas J. DeRosa	(Principal Executive Officer)

/s/ John A. Goodey*	Executive Vice President – Chief Financial Officer	May 17, 2018
John A. Goodey	(Principal Financial Officer)

/s/ Joshua T. Fieweger*	Vice President – Controller	May 17, 2018
Joshua T. Fieweger	(Principal Accounting Officer)

*By:	/s/ Thomas J. DeRosa
Thomas J. DeRosa, as Attorney-in-Fact
Dated: May 17, 2018